UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2019

Tellurian Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-5507	06-0842255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Louisiana Street, Suite 3100, Houston, TX		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (832) 962-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2019, the board of directors (the “Board”) of Tellurian Inc. (“Tellurian” or the “Company”) approved certain base salary increases effective as of February 17, 2019 for certain of the Company’s named executive officers.  The annual base salary of (i) Meg Gentle, President and Chief Executive Officer of the Company, was increased from $700,000 to $721,000; (ii) Keith Teague, Executive Vice President and Chief Operating Officer of the Company, was increased from $500,000 to $515,000; (iii) Antoine Lafargue, Senior Vice President and Chief Financial Officer of the Company, was increased from $350,000 to $412,000; (iv) Daniel Belhumeur, General Counsel and Chief Compliance Officer of the Company, was increased from $400,000 to $412,000; and (v) Khaled Sharafeldin, Chief Accounting Officer of the Company, was increased from $350,000 to $360,500.

The Board also approved the issuance under the Amended and Restated Tellurian Inc. 2016 Omnibus Incentive Compensation Plan of vested shares of Tellurian stock in connection with annual performance bonus awards for the fiscal year ended December 31, 2018 to the Company’s named executive officers in the amounts set forth below:

Name and principal position	Vested shares of Tellurian stock
Meg A. Gentle President and Chief Executive Officer	54,945
R. Keith Teague Executive Vice President and Chief Operating Officer	49,950
Antoine J. Lafargue Senior Vice President and Chief Financial Officer	52,447
Daniel A. Belhumeur General Counsel and Chief Compliance Officer	39,960
Khaled A. Sharafeldin Chief Accounting Officer	39,960

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELLURIAN INC.

By:	/s/ Daniel A. Belhumeur
Name:	Daniel A. Belhumeur
Title:	General Counsel

Date: March 4, 2019